Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL ACCOUNTING OFFICER PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, James Edward Lynch, Jr., President and Chief Executive Officer of FreeButton, Inc., hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the amendment to quarterly report on Form 10-Q of FreeButton Inc. for the quarter ended March 31, 2014 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of FreeButton, Inc.

Dated: May 19, 2014

By:	/s/ James Edward Lynch, Jr.
James Edward Lynch, Jr.
President and Chief Executive Officer
(Principal Executive Officer and Principal Accounting Officer)